UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 23, 2017
QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 990-4000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 23, 2017, QuickLogic Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Representative”) as representative of the several underwriters set forth on Schedule I to the Underwriting Agreement (together with the Representative, the “Underwriters”) relating to a public offering (the “Offering”) of an aggregate of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $1.50 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Common Stock to cover overallotments, if any (the “Overallotment Option”). The Offering closed on March 28, 2017. The net proceeds to the Company after deducting the underwriting discounts and commissions and estimated offering expenses after this closing are expected to be approximately $15.5 million.
The Offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-215030) (the “Registration Statement”) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement, dated March 20, 2017, and a final prospectus supplement, dated March 23, 2017, filed with the SEC (the “Prospectus Supplement”).
Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day "lock-up" period with respect to sales of specified securities, subject to certain exceptions.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached as Exhibit 5.1 to this report and incorporated herein by reference is a copy of the opinion of Shearman & Sterling LLP relating to the validity of the shares of Common Stock that may be sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01     Regulation FD Disclosure.

On March 23, 2017, the Company issued a press release announcing the pricing of the Offering pursuant to the Registration Statement and the Prospectus Supplement. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of Section 18, or shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement
5.1	Opinion of Shearman & Sterling LLP
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
99.1	Press Release of QuickLogic Corporation dated March 23, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2017	QuickLogic Corporation

/s/ Suping (Sue) Cheung

Suping (Sue) Cheung Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Opinion of Shearman & Sterling LLP
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
99.1	Press Release of QuickLogic Corporation dated March 23, 2017